Deloitte & Touche LLP
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Calgary, AB Canada T2P 0J1

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Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington DC 20549
U.S.A.

July 22, 2002

Dear Sir/Madam:

We have read Item 4(a)(2) included in the Amendment No. 1 to Form 8-K of Energy Exploration Technologies to be filed with the Securities and Exchange Commission on July 22, 2002 and are in agreement with the statements contained therein.

Yours very truly,

/s/ DELOITTE & TOUCHE LLP
Blair R. Kraus
Partner

cc
George Liszicasz
Chief Executive Officer, Energy Exploration Technologies

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